EXHIBIT 3.02

               AMENDED AND RESTATED CODE OF REGULATIONS
                        OF SCRIPPS HOWARD, INC.

                               ARTICLE I

                       Meetings Of Shareholders

Section 1. Annual Meetings. The annual meeting of shareholders shall be held on such date, at such time and at such place within or without the State of Ohio as may be designated by the board of directors and stated in the notice of the meeting, for the election of directors, the consideration of reports to be laid before the meeting and the transaction of such other business as may properly come before the meeting.

Section 2. Special Meetings. Special meetings of the shareholders may be called by the chairman of the board of directors or the president, the directors by action at a meeting, a majority of the directors acting by written consent, or by the holders of record of a majority of the outstanding shares of Common Voting Shares, $0.01 par value, of the Corporation ("Common Voting Shares") acting at a meeting or by written consent. Calls for such meetings shall specify the purposes thereof. No business other than that specified in the call shall be considered at any special meeting.

Section 3. Notices of Meetings. Unless waived, written notice of each annual or special meeting stating the place, date, time and purposes thereof shall be given by personal delivery or mail to each shareholder of record entitled to vote at or receive notice of such meeting, not less than 10 nor more than 60 days before the meeting. If mailed, such notice shall be directed to the shareholder at his address as the same appears upon the records of the Corporation. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under this code of regulations.

Section 4. Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business at such meeting; provided that when any specified action is required to be voted upon by a class of stock voting separately as a class, the holders of a majority of the outstanding shares of such class, present in person or by proxy, shall constitute a quorum for the transaction of such specified action. If a quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present; provided, however, that if the holders of any class of stock of the Corporation are entitled to vote separately as a class upon any matter at such meeting, any adjournment of the meeting in respect of action by such class upon such matter shall be determined by the holders of a majority of the shares of such class present in person or by proxy and entitled to vote at such meeting. At the adjourned meeting the shareholders, or the holders of any class of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted by them at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law, the certificate of incorporation or this code of regulations, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 5. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date in accordance with the General Corporation Law of the State of Ohio.
Section 6. Proxies. A person who is entitled to attend a shareholders meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person.

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                              ARTICLE II

                               Directors

Section 1. Number; Nominations. Until changed in accordance with the provisions of this section, the number of directors of the Corporation shall be twelve (12). The number of directors may be increased or decreased by the vote of a majority of the directors then in office, or by the affirmative vote of the holders of a majority of the Common Voting Shares issued and outstanding, but in no case shall the number of directors be less than nine (9). Nominations of persons for election to the board shall be made by the vote of a majority of the directors in office.

Section 2. Term of Office; Election. Each director shall hold office until the annual meeting next succeeding his election and until his successor is elected and qualified or until his earlier resignation, removal from office, or death.

Election of directors shall be by ballot whenever requested by any shareholder entitled to vote at such election; but, unless such request is made, the election may be conducted in any manner approved at such meeting. At each meeting of shareholders for the election of directors, the persons receiving the greatest number of votes shall be directors.

Section 3. Removal, Vacancies and Additional Directors. The shareholders may remove, with or without cause, at any special meeting called for that purpose, any director and fill the vacancy; provided that whenever any director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the certificate of incorporation, such director may be removed and the vacancy filled only by the holders of that class of stock voting separately as a class. Vacancies caused by any such removal and not filled by the shareholders at the meeting at which such removal shall have been made, or any vacancy caused by the death or resignation of any director or for any other reason, and any newly created directorship resulting from any increase in the number of directors, may be filled by a majority of the directors then in office, and any director so elected to fill any such vacancy or newly created directorship shall hold office until his successor is elected and qualified or until his earlier resignation, removal from office, or death.

Section 4. Annual Meeting. Annual meetings of the board of directors shall be held immediately following annual meetings of the shareholders, or as soon thereafter as is practicable. If no annual meeting of the shareholders is held, or if directors are not elected thereat, then the annual meeting of the board of directors shall be held immediately following any special meeting of the shareholders at which directors are elected, or as soon thereafter as is practicable. If such annual meeting of directors is held immediately following a meeting of the shareholders, it shall be held at the same place at which such shareholders' meeting was held.

Section 5. Regular Meetings. Regular meetings of the board of directors shall be held at such times and places, within or without the State of Ohio, as the board of directors may, by resolution, from time to time determine. The secretary shall give notice of each such resolution to any director who was not present at the time the same was adopted, but no further notice of such regular meetings need be given.

Section 6. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board, the president, or any two members of the board of directors, and shall be held at such times and places, within or without the State of Ohio, as may be specified in such call.

Section 7. Notice of Annual or Special Meetings. Notice of the time and place of each annual or special meeting shall be given to each director by the secretary or by the person or persons calling such meeting. Such notice need not specify the purpose or purposes of the meeting and may be given in any manner or method and at such time so that the director receiving it may have reasonable opportunity to attend the meeting. Such notice shall, in all events, be deemed to have been properly and duly given if given by personal delivery or mailed, or conveyed in writing by any type of telecommunications equipment, at least two days prior to the meeting and directed to the residence of each director as shown upon the secretary's records. The giving of notice shall be deemed to have been waived by any director who shall attend and participate in such meeting, and may be waived in writing by any director either before or after such meeting.

Section 8. Quorum and Transaction of Business. A majority of the directors in office shall constitute a quorum for the transaction of business. Whenever less than a quorum is present at the time and place appointed for any meeting of the board, a majority of those present may adjourn the meeting from time to time, until a quorum is present. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board, except as otherwise provided by law, the certificate of incorporation or this code of regulations.

Section 9. Compensation. The directors, as such, shall be entitled to receive such reasonable compensation, if any, for their services as may be fixed from time to time by resolution of the board, and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the board. Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of any standing or special committee may be allowed, by resolution of the board, such compensation for their services as the board may deem reasonable, and additional compensation may be allowed to directors for special services rendered.

Section 10. By-Laws. For the government of its actions, the Board of Directors may adopt by-laws consistent with the Articles of Incorporation and this Code of Regulations.

                              ARTICLE III

                              Committees

Section 1. Executive Committee. The board of directors may, from time to time, by resolution passed by a majority of the directors in office, create an executive committee of three or more directors, the members of which shall be elected by the board of directors to serve during the pleasure of the board. If the board of directors does not designate a chairman of the executive committee, the executive committee shall elect a chairman from its own number. Except as otherwise provided herein and in the resolution creating an executive committee, such committee shall, during the intervals between the meetings of the board of directors, possess and may exercise all of the powers of the board in the management of the business and affairs of the Corporation, other than that of filling vacancies among the directors or in any committee of the directors. The executive committee shall keep full records and accounts of its proceedings and transactions. All action by the executive committee shall be reported to the board of directors at its meeting next succeeding such action and shall be subject to control, revision and alteration by the board of directors, provided that no rights of third persons shall be pre judicially affected thereby. Vacancies in the executive committee shall be filled by the directors, and the directors may appoint one or more directors as alternate members of the committee who may take the place of any absent member or members at any meeting.

Section 2. Meetings of Executive Committee. Subject to the provisions of this code of regulations, the executive committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolutions of the board of directors, and it shall also meet at the call of the president, the chairman of the executive committee or any two members of such committee. Unless otherwise provided by such rules or such resolutions, the provisions of
Article II relating to the notice required to be given of meetings of the board of directors shall also apply to meetings of the executive committee. A majority of the executive committee shall be necessary to constitute a quorum. The executive committee may act in a writing without a meeting, but no such action of the executive committee shall be effective unless concurred in by all members of the committee.

Section 3. Other Committees. The board of directors may provide by resolution for such other standing or special committees as it deems desirable, and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the board of directors. The provisions of this Article shall govern the appointment and action of such committees so far as consistent, unless otherwise provided by the board of directors. Vacancies in such committees shall be filled by the board of directors or as it may provide.

                              ARTICLE IV

                               Officers

Section 1. General Provisions. The board of directors shall elect a chairman of the board, a president, such number of vice presidents, if any, as the board may determine from time to time, a secretary and a treasurer. The board of directors may create from time to time such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The chairman of the board and the president shall be, but the other officers need not be, chosen from among the members of the board of directors. Any two or more of such offices, other than those of president and vice president, or president and secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

Section 2. Term of Office. The officers of the Corporation shall hold office during the pleasure of the board of directors, and, unless sooner removed by the board of directors, until the annual meeting of the board of directors following the date of their election and until their successors are chosen and qualified. The board of directors may remove any officer at any time, with or without cause. A vacancy in any office, however created, shall be filled by the board of directors. Section 3. Compensation. The compensation, if any, of the officers of the Corporation shall be fixed by the board of directors or by such one or more officers or directors as the board of directors shall designate.

                               ARTICLE V

                          Duties Of Officers

Section 1. Chairman of the Board. The chairman of the board shall preside at all meetings of the board of directors and the shareholders and shall have such other powers and perform such other duties as may from time to time be assigned to him by the board of directors.

Section 2. President. The president shall be the chief executive officer of the Corporation and, subject to the direction of the board of directors, shall have general and active management of the business of the Corporation. During any vacancy in the office of the chairman or during the absence of the chairman for any reason, the president shall perform the duties and exercise the powers of the chairman of the board. The president shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments requiring his signature; and shall have all the powers and duties prescribed by the General Corporation Law of the State of Ohio and such others as the board of directors may from time to time assign to him.

Section 3. Vice Presidents. The vice presidents shall have such powers and perform such duties as may be assigned to them from time to time by the board of directors, the chairman, or the president. At the request of the president, or in the case of his absence or disability, the vice president designated by the president (or in the absence of such designation, the vice president designated by the board) shall perform all the duties of the president and, when so acting, shall have all the powers of the president. The authority of vice presidents to sign in the name of the Corporation certificates for shares and deeds, mortgages, bonds, agreements, notes and other instruments shall be coordinate with like authority of the president.

Section 4. Secretary. The secretary shall keep the minutes of all the proceedings of the shareholders and directors of the Corporation and make a proper record of the same, which shall be attested by him. He shall keep such books as may be required by the board of directors and shall have charge of the stock book of the Corporation and generally perform such duties as the board, the chairman or the president may require of him.

Section 5. Treasurer. The treasurer shall receive and have charge of all money, bills, notes, bonds, deeds, leases, mortgages and similar property belonging to the Corporation and shall do with the same as may be ordered by the financial vice president or the board. On the expiration of his term in office he shall turn over to his successor or to the board of directors all property, books, papers and money of the Corporation in his possession or under his control. The treasurer shall furnish bond for the faithful performance of his duties in such an amount as the board of directors may require, and with sureties to their satisfaction. He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required; and he shall have such other powers and duties as may from time to time be assigned to him by the board of directors, the chairman of the board or the president.

Section 6. Assistant and Subordinate Officers. Each other officer shall perform such duties as the board of directors, the chairman of the board or the president may prescribe. The board of directors may authorize from time to time any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

Section 7. Duties of Officers May Be Delegated. In the absence of any officer of the Corporation or for any other reason that it may deem sufficient, the board of directors may delegate the powers or duties, or any of them, of such officers to any other officer or to any director.

                              ARTICLE VI

                        Certificates For Shares

Section 1. Form and Execution. Certificates for shares, certifying the number of full-paid shares owned, shall be issued to each shareholder in such form as shall be approved by the board of directors. Such certificates shall be signed by the chairman of the board of directors or the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer; provided, however, that if such certificates are countersigned by an incorporated transfer agent or registrar the signatures of any of such officers and the seal of the Corporation upon such certificates may be facsimiled, engraved, stamped or printed. If any officer or officers who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates if authenticated by the endorsement thereon of the signature of a transfer agent or registrar shall nevertheless be as effective in all respects when delivered as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certifi cate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

Section 2. Registration of Transfer. Any certificate for shares of the Corporation shall be transferable in person or by attorney upon the surrender thereof to the Corporation or any transfer agent therefor (for the class of stock represented by the certificate surrendered) properly endorsed for transfer and accompanied by such assurances as the Corporation or such transfer agent may require as to the genuineness and effectiveness of each necessary endorsement.

Section 3. Lost, Destroyed or Stolen Certificates. A new stock certificate or certificates may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed or wrongfully taken upon (i) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed or wrongfully taken of an affidavit of that fact, specifying whether or not, at the time of such alleged loss, destruction or taking, the certificate was endorsed, and (ii) the furnishing to the Corporation of indemnity and other assurances, if any, satisfactory to the Corporation and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate.

Section 4. Registered Shareholders. A person in whose name shares are registered of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

                              ARTICLE VII

                              Fiscal Year

The fiscal year of the Corporation shall end on the 31st day of December in each year or on such other date as may be fixed from time to time by the board of directors.

                             ARTICLE VIII

                                 Seal

The board of directors may provide a suitable seal containing the name of the Corporation. If deemed advisable by the board of directors, duplicate seals may be provided and kept for the purposes of the Corporation.

                              ARTICLE IX

                              Amendments

This code of regulations shall be subject to alteration, amendment, repeal, or the adoption of a new code of regulations by a majority by the vote or written consent of the holders of record of a majority of the Common Voting Shares issued and outstanding.